Exhibit 17(b)

                           HARTFORD SERIES FUND, INC.
                        HARTFORD HLS SERIES FUND II, INC.
                         THE HARTFORD MUTUAL FUNDS, INC.
                       THE HARTFORD MUTUAL FUNDS II, INC.
                      THE HARTFORD INCOME SHARES FUND, INC.

                                   CERTIFICATE


I, Kevin J. Carr, do hereby certify that I am the Vice President and Secretary of Hartford Series Fund, Inc., Hartford HLS Series Fund II, Inc., The Hartford Mutual Funds, Inc., The Hartford Mutual Funds II, Inc., and The Hartford Income Shares Fund, Inc. (each a "Company"). I hereby certify that the following resolution was duly adopted by the Directors of each Company on October 30, 2002, that said resolution is in full force and effect on the date hereof, and that I am fully authorized to so certify:

                         POWER OF ATTORNEY AUTHORIZATION

          RESOLVED,  that the officers of each of Hartford  Series  Fund,  Inc.,
          Hartford HLS Series Fund II, Inc., The Hartford Mutual Funds, Inc., The Hartford Mutual Funds II, Inc. and The Hartford Income Shares Fund, Inc. (each a "Corporation") be, and they hereby are, authorized in the name and on behalf of each Corporation to execute, or grant power of attorney to Kevin J. Carr, Daniel E. Burton or Katherine Vines Trumbull to execute, any Securities Act of 1933 and/or Investment Company Act of 1940 Registration Statement, pre-effective amendment or post-effective amendment and any Application for Exemption or other filings with the Securities and Exchange Commission relating to each of the above-referenced Corporations; and to file or authorize the filing of such documents, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

IN WITNESS WHEREOF, I have hereunto set my hand this 12th day of December 2002.

                                           /s/ Kevin J. Carr
                                           ------------------------------------
                                           Kevin J. Carr
                                           Vice President and Secretary
                                           Hartford Series Fund, Inc.
                                           Hartford HLS Series Fund II, Inc.
                                           The Hartford Mutual Funds, Inc.
                                           The Hartford Mutual Funds II, Inc.
                                           The Hartford Income Shares Fund, Inc.